EXHIBIT 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2023 RESULTS

PEORIA, ILLINOIS, January 24, 2024 – RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2023 net earnings of $114.6 million ($2.49 per share), compared to $97.8 million ($2.13 per share) for the fourth quarter of 2022. Operating earnings(2)(3) for the fourth quarter of 2023 were $71.1 million ($1.54 per share), compared to $70.5 million ($1.53 per share) for the same period in 2022.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2023	2022	2023	2022
Net earnings (1)	$2.49	$2.13	$6.61	$12.74
Operating earnings (2) (3)	$1.54	$1.53	$4.94	$4.69

(1)	The year to date net earnings for 2022 include $434.4 million ($9.49 per diluted share) related to the sale of Maui Jim, Inc. in the third quarter of 2022.
(2)	See discussion below: Non-GAAP and Performance Measures.
(3)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings per share in 2022 due to the sale of RLI’s investment in Maui Jim in the third quarter of 2022.

Highlights for the quarter included:

●	Underwriting income(2) of $59.8 million on a combined ratio(2) of 82.7.
●	13% increase in gross premiums written.
●	Favorable development in prior years’ loss reserves resulted in a $12.5 million net increase in underwriting income.
●	Special dividend of $2.00 per share, representing $91.3 million returned to shareholders.

Highlights for the year included:

●	Underwriting income(2) of $173.2 million on a combined ratio(2) of 86.6.
●	15% increase in gross premiums written.
●	40% increase in net investment income.
●	Favorable development in prior years’ loss reserves resulted in a $95.3 million net increase in underwriting income.
●	Book value per share of $30.97, an increase of 31% (inclusive of dividends) from year-end 2022.

“Continued premium growth across all product segments drove RLI’s strong fourth quarter performance and supported our 28th consecutive year of underwriting profit," said RLI Corp. President & CEO Craig Kliethermes. "Gross premiums written grew 13% in the quarter and we achieved an 83 combined ratio. Underwriting and investment income were solid contributors to quarterly operating earnings of $1.54 per share and book value growth of 31% from year-end 2022. Our success during the year is a reminder that underwriting discipline and financial strength put us in the best position to fulfill our promise to policyholders and provide superior customer service."

"As we turn our focus to 2024, I want to thank our associate-owners who drive RLI forward every day. Their dedication is a testament to our ability to meet the challenges and opportunities that lie ahead."

Underwriting Income

RLI achieved $59.8 million of underwriting income in the fourth quarter of 2023 on an 82.7 combined ratio, compared to $54.0 million on an 82.1 combined ratio in 2022.

For the year, RLI achieved $173.2 million of underwriting income on an 86.6 combined ratio, compared to $178.2 million on an 84.4 combined ratio in 2022. Favorable development in prior years’ loss reserves resulted in a $95.3 million net increase to underwriting income in 2023, which was partially offset by $81.2 million of Hawaiian wildfire and other storm losses. Comparatively, favorable development in prior years’ loss reserves resulted in a $106.5 million net increase to underwriting income in 2022, which was partially offset by $44.4 million of hurricane and storm losses.

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The following table highlights underwriting income and combined ratios by segment for the year.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2023	2022		2023	2022
Casualty	$59.5	$73.8	Casualty	92.2	89.6
Property	86.3	72.5	Property	78.5	76.4
Surety	27.4	31.9	Surety	79.6	74.4
Total	$173.2	$178.2	Total	86.6	84.4

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 14.4% to $32.5 million, compared to the same period in 2022. For the year ended December 31, 2023, net investment income was $120.4 million, compared to $86.1 million for the same period in 2022. The investment portfolio’s total return was 6.4% for the quarter and 8.8% for the year.

RLI’s comprehensive earnings were $216.2 million for the quarter ($4.69 per share), compared to $113.3 million ($2.47 per share) for the same quarter in 2022. Full-year comprehensive earnings were $367.4 million ($7.97 per share), compared to $304.5 million ($6.65 per share) in 2022. In addition to net earnings, comprehensive earnings for 2023 included after-tax unrealized gains from the fixed income portfolio, due to declining interest rates.

Special and Regular Dividends

On December 20, 2023, the company paid a special cash dividend of $2.00 per share and a regular quarterly dividend of $0.27 per share for a combined total of $103.6 million. RLI has paid dividends for 190 consecutive quarters and increased regular dividends in each of the last 48 years. Over the last 10 years, the company has returned $1.41 billion to shareholders and the regular dividend has grown an average of 4.7% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Additionally, equity in earnings of Maui Jim and the related taxes were excluded from operating earnings and operating EPS for 2022 due to the sale of RLI’s investment in the third quarter of 2022. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2023 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central standard time (CST) tomorrow, January 25, 2024, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/112063672.

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Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2022.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 48 consecutive years and delivered underwriting profits for 28 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
Favorable development in casualty prior years' reserves	$9.0	$14.0	$76.0	$87.0
Favorable development in property prior years' reserves	$2.0	$0.4	$16.2	$21.2
Favorable development in surety prior years' reserves	$0.6	$1.1	$8.9	$10.4

Net incurred losses related to:
2023 storms	$(4.0)	$—	$(31.0)	$—
Hawaiian wildfires	$2.4	$—	$(49.3)	$—
2022 and prior events	$2.9	$(2.0)	$7.5	$(47.0)
Reinstatement premium from Hawaiian wildfires	$2.6	$—	$(11.7)	$—

	Operating Earnings Per Share
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating Earnings Per Share(1) (2)	$1.54	$1.53	$4.94	$4.69

Specific items included in operating earnings per share:(3) (4)
Net favorable development in casualty prior years' reserves	$0.13	$0.21	$1.14	$1.31
Net favorable development in property prior years' reserves	$0.03	$0.01	$0.23	$0.32
Net favorable development in surety prior years' reserves	$0.01	$0.01	$0.12	$0.15

Net incurred losses related to:
2023 storms	$(0.06)	$—	$(0.46)	$—
Hawaiian wildfires (incurred loss and reinstatement premium)	$0.07	$—	$(0.90)	$—
2022 and prior events	$0.04	$(0.03)	$0.10	$(0.71)

Gain from tax benefit of special dividend to ESOP(5)	$0.02	$0.08	$0.02	$0.08

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings per share in 2022 due to the sale of RLI’s investment in Maui Jim in the third quarter of 2022.
(3)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(4)	Reserve development reflects changes from previously estimated losses.
(5)	Dividends paid on employer securities in an ESOP are fully deductible from taxable income and resulted in a 21% tax benefit.

RLI CORP

2023 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
SUMMARIZED INCOME STATEMENT DATA:	2023	2022	% Change	2023	2022	% Change
Net premiums earned	$345,894	$301,006	14.9%	$1,294,306	$1,144,436	13.1%
Net investment income	32,548	28,453	14.4%	120,383	86,078	39.9%
Net realized gains (losses)	5,760	(3,047)	NM	32,518	588,515	(94.5)%
Net unrealized gains (losses) on equity securities	49,313	34,181	44.3%	64,787	(121,037)	NM
Consolidated revenue	$433,515	$360,593	20.2%	$1,511,994	$1,697,992	(11.0)%
Loss and settlement expenses	146,424	125,849	16.3%	604,413	514,376	17.5%
Policy acquisition costs	111,242	97,753	13.8%	418,325	369,632	13.2%
Insurance operating expenses	28,381	23,418	21.2%	98,383	82,212	19.7%
Interest expense on debt	1,373	2,013	(31.8)%	7,301	8,047	(9.3)%
General corporate expenses	5,112	4,347	17.6%	15,917	12,900	23.4%
Total expenses	$292,532	$253,380	15.5%	$1,144,339	$987,167	15.9%
Equity in earnings of unconsolidated investees	2,441	6,792	(64.1)%	9,610	9,853	(2.5)%
Earnings before income taxes	$143,424	$114,005	25.8%	$377,265	$720,678	(47.7)%
Income tax expense	28,812	16,171	78.2%	72,654	137,267	(47.1)%
Net earnings	$114,612	$97,834	17.1%	$304,611	$583,411	(47.8)%

Other comprehensive earnings (loss), net of tax	101,621	15,490	556.0%	62,773	(278,902)	NM
Comprehensive earnings	$216,233	$113,324	90.8%	$367,384	$304,509	20.6%

Operating earnings(1):
Net earnings	$114,612	$97,834	17.1%	$304,611	$583,411	(47.8)%
Less:
Net realized (gains) losses	(5,760)	3,047	NM	(32,518)	(588,515)	(94.5)%
Income tax on realized gains (losses)	1,210	(646)	NM	6,829	124,415	(94.5)%
Net unrealized (gains) losses on equity securities	(49,313)	(34,181)	44.3%	(64,787)	121,037	NM
Income tax on unrealized gains (losses) on equity securities	10,355	7,178	44.3%	13,605	(25,418)	NM
Equity in earnings of Maui Jim	—	(3,493)	(100.0)%	—	(372)	(100.0)%
Income tax on equity in earnings of Maui Jim	—	733	(100.0)%	—	78	(100.0)%
Operating earnings(2)	$71,104	$70,472	0.9%	$227,740	$214,636	6.1%

Return on Equity:
Net earnings				23.3%	48.6%
Comprehensive earnings				28.1%	25.4%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	46,072	45,954		46,077	45,794

Net earnings per share(2)	$2.49	$2.13	16.9%	$6.61	$12.74	(48.1)%
Less:
Net realized (gains) losses	(0.13)	0.06	NM	(0.71)	(12.84)	(94.5)%
Income tax on realized gains (losses)	0.03	(0.01)	NM	0.15	2.72	(94.5)%
Net unrealized (gains) losses on equity securities	(1.07)	(0.74)	44.6%	(1.41)	2.64	NM
Income tax on unrealized gains (losses) on equity securities	0.22	0.16	37.5%	0.30	(0.56)	NM
Equity in earnings of Maui Jim	—	(0.08)	(100.0)%	—	(0.01)	(100.0)%
Income tax on equity in earnings of Maui Jim	—	0.01	(100.0)%	—	—	—%
Operating earnings per share(1)(2)	$1.54	$1.53	0.7%	$4.94	$4.69	5.3%

Comprehensive earnings per share	$4.69	$2.47	89.9%	$7.97	$6.65	19.8%

Cash dividends per share - ordinary	$0.27	$0.26	3.8%	$1.07	$1.03	3.9%
Cash dividends per share - special	2.00	7.00	(71.4)%	2.00	7.00	(71.4)%

Net cash flow provided by (used in) operations	$122,065	$(32,438)	NM	$464,257	$250,448	85.4%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings and operating earnings per share in 2022 due to the sale of RLI’s investment in Maui Jim in the third quarter of 2022.

NM = Not Meaningful

RLI CORP

2023 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2023	2022	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,855,849	$2,666,950	7.1%
(amortized cost - $3,054,391 at 12/31/23)
(amortized cost - $2,945,273 at 12/31/22)
Equity securities, at fair value	590,041	498,382	18.4%
(cost - $354,022 at 12/31/23)
(cost - $328,019 at 12/31/22)
Short-term investments	134,923	36,229	272.4%
Other invested assets	59,081	47,922	23.3%
Cash and cash equivalents	36,424	22,818	59.6%
Total investments and cash	$3,676,318	$3,272,301	12.3%

Accrued investment income	24,062	21,259	13.2%
Premiums and reinsurance balances receivable	221,206	189,501	16.7%
Ceded unearned premiums	112,257	138,457	(18.9)%
Reinsurance balances recoverable on unpaid losses	757,349	740,089	2.3%
Deferred policy acquisition costs	146,566	127,859	14.6%
Property and equipment	46,715	49,573	(5.8)%
Investment in unconsolidated investees	56,966	58,275	(2.2)%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	15,872	40,269	(60.6)%
Other assets	69,348	75,923	(8.7)%
Total assets	$5,180,221	$4,767,068	8.7%

Unpaid losses and settlement expenses	$2,446,025	$2,315,637	5.6%
Unearned premiums	892,326	785,085	13.7%
Reinsurance balances payable	71,507	61,100	17.0%
Funds held	101,446	101,144	0.3%
Income taxes - current	3,757	—	NM
Debt	100,000	199,863	(50.0)%
Accrued expenses	108,880	94,869	14.8%
Other liabilities	42,766	32,029	33.5%
Total liabilities	$3,766,707	$3,589,727	4.9%
Shareholders' equity	1,413,514	1,177,341	20.1%
Total liabilities & shareholders' equity	$5,180,221	$4,767,068	8.7%

OTHER DATA:
Common shares outstanding (in 000's)	45,640	45,470

Book value per share	$30.97	$25.89	19.6%
Closing stock price per share	$133.12	$131.27	1.4%

Statutory surplus	$1,520,135	$1,437,324	5.8%

RLI CORP

2023 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2023

Gross premiums written	$238,467		$158,047		$37,846		$434,360
Net premiums written	191,626		104,154		35,117		330,897
Net premiums earned	195,962		115,934		33,998		345,894
Net loss & settlement expenses	121,399	62.0%	22,554	19.5%	2,471	7.3%	146,424	42.3%
Net operating expenses	72,562	37.0%	40,653	35.0%	26,408	77.6%	139,623	40.4%
Underwriting income(1)	$2,001	99.0%	$52,727	54.5%	$5,119	84.9%	$59,847	82.7%

2022

Gross premiums written	$221,729		$127,932		$34,127		$383,788
Net premiums written	175,132		91,332		32,031		298,495
Net premiums earned	183,338		84,912		32,756		301,006
Net loss & settlement expenses	102,623	56.0%	20,558	24.2%	2,668	8.1%	125,849	41.8%
Net operating expenses	67,344	36.7%	32,105	37.8%	21,722	66.4%	121,171	40.3%
Underwriting income(1)	$13,371	92.7%	$32,249	62.0%	$8,366	74.5%	$53,986	82.1%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2023

Gross premiums written	$961,665		$697,372		$147,623		$1,806,660
Net premiums written	788,982		500,057		138,708		1,427,747
Net premiums earned	758,346		401,530		134,430		1,294,306
Net loss & settlement expenses	418,032	55.1%	172,062	42.9%	14,319	10.7%	604,413	46.7%
Net operating expenses	280,835	37.1%	143,152	35.6%	92,721	68.9%	516,708	39.9%
Underwriting income(1)	$59,479	92.2%	$86,316	78.5%	$27,390	79.6%	$173,185	86.6%

2022

Gross premiums written	$926,231		$499,461		$139,794		$1,565,486
Net premiums written	744,607		364,644		132,285		1,241,536
Net premiums earned	711,832		307,886		124,718		1,144,436
Net loss & settlement expenses	381,436	53.6%	120,745	39.2%	12,195	9.8%	514,376	44.9%
Net operating expenses	256,607	36.0%	114,619	37.2%	80,618	64.6%	451,844	39.5%
Underwriting income(1)	$73,789	89.6%	$72,522	76.4%	$31,905	74.4%	$178,216	84.4%

(1)	See discussion above: Non-GAAP and Performance Measures.